UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 15, 2005

Calamos Asset Management, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-51003 (Commission File Number)	32-0122554 (I.R.S. Employer Identification No.)

1111 E. Warrenville Road Naperville, Illinois (Address of Principal Executive Offices)	60563 (Zip Code)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (630) 245-7200

Not Applicable
(Former Name and Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement
SIGNATURES

Item 1.01. Entry Into A Material Definitive Agreement

     On February 15, 2005, the board of directors of Calamos Asset Management, Inc. (“Company”) awarded 1,450 restrictive stock units and 5,600 stock options to each of Richard W. Gilbert and G. Bradford Bulkley, independent directors of the Company. These awards were granted pursuant to the Company’s Incentive Compensation Plan.

     The Company also compensates its independent directors with an annual retainer of $40,000 (payable quarterly) and a meeting attendance fee of $2,500 for each board meeting attended in person and $1,500 for each board meeting attended telephonically. In addition, there is an annual supplemental retainer of $10,000 (payable quarterly) for the audit committee chairperson and an annual supplemental retainer of $5,000 each (payable quarterly) for the chairpersons of the compensation committee and the nominating and governance committee. The meeting attendance fee for the audit committee is $1,250 per committee meeting and $1,000 per committee meeting for each of the compensation committee and the nominating and governance committee.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALAMOS ASSET MANAGEMENT, INC.
Date: February 18, 2005	By:	/s/ James S. Hamman, Jr.
James S. Hamman, Jr.
Executive Vice President, General Counsel and Secretary

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